Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Peter Wilson, the Chief Executive Officer and William D. Thomas the Chief Financial Officer of Sono Resources Inc. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K/A (Amendment No. 1) for the year ended May 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K/A (Amendment No. 1), as amended, fairly presents in all material respects the financial condition and results of operations of the Company.

Date: November 4, 2011

By:	/s/ Peter Wilson
Peter Wilson
President, Chief Executive Officer and a director

By:	/s/ William D. Thomas
William D. Thomas
Chief Financial Officer and a director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.